Conformed Version

Exhibit 10.29

DATED 14 SEPTEMBER 2004

WYNN RESORTS (MACAU) S.A.

the Company

WYNN GROUP ASIA, INC.

WYNN RESORTS INTERNATIONAL, LTD.

WYNN RESORTS (MACAU) HOLDINGS, LTD.

WYNN RESORTS (MACAU), LIMITED

as Wynn Companies

SOCIÉTÉ GÉNÉRALE, HONG KONG BRANCH

as Security Agent

SPONSORS’ SUBORDINATION DEED

THIS SPONSORS’ SUBORDINATION DEED is made the 14th day of September 2004

BETWEEN

(1)	WYNN RESORTS (MACAU) S.A., a company incorporated under the laws of Macau SAR (registered number 14917) whose registered office is at 429, Avenida da Praia Grande, 18th Floor, Praia Grande Commercial Centre, Macau (the “Company”);

(2)	WYNN GROUP ASIA, INC., a company incorporated under the laws of Nevada (registered number C14057-2002) whose registered office is at 3131 Las Vegas Boulevard South, Las Vegas, Nevada 89109 (“Wynn Asia”);

(3)	WYNN RESORTS INTERNATIONAL, LTD., a company incorporated under the laws of the Isle of Man (registered number 105649C) whose registered office is at First Floor, Millennium House, Victoria Road, Douglas, Isle of Man, British Isles 1M2 4RW (“Wynn International”);

(4)	WYNN RESORTS (MACAU) HOLDINGS, LTD. a company incorporated under the laws of the Isle of Man (registered number 105650C) whose registered office is at First Floor, Millennium House, Victoria Road, Douglas, Isle of Man, British Isles 1M2 4RW (“Wynn Holdings”);

(5)	WYNN RESORTS (MACAU), LIMITED, a company incorporated under the laws of Hong Kong SAR (company number 795431) whose registered office is at 2503 Bank of America Tower, 12 Harcourt Road, Central, Hong Kong (“Wynn HK”); and

(6)	SOCIÉTÉ GÉNÉRALE, HONG KONG BRANCH, with its principal office at 42/F Edinburgh Tower, 15 Queen’s Road Central, Hong Kong, as agent and security trustee for the Secured Parties (the “Security Agent”).

NOW THIS DEED WITNESSES as follows:

1.	DEFINITIONS AND INTERPRETATION

1.1	Definitions

In this Deed, unless otherwise defined herein, all terms defined or referred to in the Deed of Appointment and Priority or, if not defined or referred to in the Deed of Appointment and Priority, the Common Terms Agreement, shall bear the same meaning when used in this Deed and, in addition:

“Accession Deed” means a deed in substantially the form set out in Schedule 1 (Form of Accession Deed).

“Collateral Rights” means all rights, powers and remedies of the Security Agent provided by this Deed or by law.

“Deed of Appointment and Priority” means the deed of appointment and priority dated 14 September 2004 and made between, among others, the Company, Société Générale Asia Limited as intercreditor agent, the Security Agent as security agent, the institutions defined therein as Original First Ranking Lenders, Second Ranking Finance Party and Third Ranking Finance Party.

“Licensor” has the meaning given in the Common Terms Agreement.

“Licensor Repeating Representations” means each of the representations set out in Clause 12.1 other than Clauses 12.1.8 and 12.1.9.

“Priority Indebtedness” means the Liabilities.

“Receiver” means a receiver or receiver and manager of the whole or any part of the Subordinated Indebtedness.

“Subordinated Indebtedness” means all sums (whether of principal, interest or otherwise) payable and all obligations owing to any or all of the Wynn Companies by the Company whether present or future, actual or contingent (and whether incurred by the Company alone or jointly, and whether as principal or surety or in some other capacity) other than:

(a)	the Third Ranking Liabilities owed to a Wynn Company (if any);

(b)	any sum or obligations owing to any or all of the Wynn Companies under any transaction with such Wynn Company(ies) which transaction is permitted under paragraph 10(a) of Part B of Schedule 5 to the Common Terms Agreement (other than any sum or obligations owing under or pursuant to the IP Agreement); and

(c)	any bona fide, actual out-of-pocket expenses incurred by a Wynn Company for the purposes of the Projects to be paid or indemnified by the Company

(and “Subordinated Indebtedness” in relation to any Wynn Company means all sums (whether of principal, interest or otherwise) payable and all obligations owing to such Wynn Company by the Company whether present or future, actual or contingent (and whether incurred by the Company alone or jointly, and whether or principal or surety or in some other capacity)).

“Wynn Assignors” means Wynn Asia, Wynn International, Wynn Holdings and Wynn HK and “Wynn Assignor” means each of them.

“Wynn Assignors Repeating Representations” means each of the representations set out in Clauses 12.3.2 and 12.3.3.

“Wynn Companies” means the Licensor Wynn Asia, Wynn International, Wynn Holdings and Wynn HK and “Wynn Company” means each of them.

1.2	Interpretation

In this Deed:

1.2.1.	the principles of construction and interpretation contained or referred to in Clause 1.2 (Construction) of the Deed of Appointment and Priority shall apply to the construction and interpretation of this Deed; and

1.2.2.	any reference to any or all of the Wynn Companies, any or all of the other Grantors or any or all of the Secured Parties shall be construed so as to include its or their (and any subsequent) successors and any permitted assignees and transferees in accordance with their respective interests.

1.3	Third party rights

1.3.1.	The Contracts (Rights of Third Parties) Act 1999 applies to Clause 1.4 (Non-Recourse Liability) but only for the benefit of the Operatives subject always to the terms of Clause 24 (Governing Law) and Clause 25 (Jurisdiction).

1.3.2.	Except as provided in sub-clause 1.3.1 above, a Person who is not a party to this Deed has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce or to enjoy the benefit of any term of this Deed.

1.3.3.	Subject to Clause 24.2 (Amendment of other Security Documents) of the Deed of Appointment and Priority, the consent of any Person who is not a party to this Deed is not required to rescind or vary this Deed.

1.4	Non-Recourse Liability

Notwithstanding any provision in the Finance Documents to the contrary, no Operative shall be personally liable for payments due hereunder or under any of the Finance Documents or for the performance of any obligation hereunder or thereunder, save, in relation to any Operative, pursuant to any Finance Document to which such Operative is party. The sole recourse of the Secured Parties for satisfaction of any of the obligations of any of the Obligors hereunder and under the other Finance Documents shall be against the Obligors, and not against any assets or property of any Operative save to the extent such Operative is party to a Finance Document and is expressed to be liable for such obligation thereunder. In the case of Mr Wong Chi Seng, his liability shall be limited to his shares in the Company.

2.	SUBORDINATION

2.1	Except as set forth in Clause 2.2, each of the Company and the Wynn Companies agrees with each other and with the Security Agent that, so long as any Priority Indebtedness is outstanding, the Subordinated Indebtedness and the claims of any or all of the Wynn Companies (whether in respect of principal, interest or otherwise) in respect of the Subordinated Indebtedness shall be subordinated to the Priority Indebtedness and postponed to the claims of the Secured Parties in respect thereof.

2.2	Each of the Company and the Wynn Companies hereby covenants and undertakes with the Security Agent and agrees and acknowledges that, unless and until the Priority Indebtedness has been discharged in full:

2.2.1.

no Subordinated Indebtedness (nor any part thereof) shall be payable or repayable, paid or repaid, provided that Subordinated Indebtedness may accrue interest in accordance with its terms and Subordinated Indebtedness may be paid (i) as a Restricted Payment at the times and subject to the conditions referred to in paragraph 6 of Part B of Schedule 5 (Covenants) of the Common

Terms Agreement or (ii) to the extent permitted under paragraph 20 of Part B of Schedule 5 (Covenants) of the Common Terms Agreement;

2.2.2.	no Subordinated Indebtedness (nor any part thereof) shall be secured by any Lien over all or any part of the assets of the Company or any other Person other than any Mandatory Permitted Liens;

2.2.3.	no Wynn Company shall (without the prior written consent of the Security Agent):

(a)	exercise, enforce or seek to exercise or enforce any right or remedy which it may have against the Company or any other Person in respect of any or all of the Subordinated Indebtedness or (save as pursuant to this Deed) expressly waive any of such rights and remedies;

(b)	demand, accelerate, sue or prove for, receive or retain payment of, or demand any distribution in respect of or on account of, any Subordinated Indebtedness in cash or in kind from the Company or any other Person;

(c)	amend, vary or cancel (or agree to any amendment, variation or cancellation of) the terms on which any of the Subordinated Indebtedness is or continues to be or may become owing to any Wynn Company other than any amendment, variation or cancellation which is of an administrative nature or any other amendment, variation or cancellation of any term which does not adversely affect the interest of the Secured Parties;

(d)	petition or take any other step for the winding-up, liquidation or dissolution of the Company;

(e)	exercise any right to be indemnified by the Company or claim any contribution from any other guarantor of the Company’s obligations under any or all of the Finance Documents or from any other Wynn Company, in each case in respect of any or all of the Subordinated Indebtedness; or

(f)	take the benefit (in whole or in part and whether by subrogation or otherwise) of any rights of any Secured Party or any other security taken pursuant to, or in connection with, any Finance Document by any Secured Party in respect of any or all of the Subordinated Indebtedness; and

2.2.4.	none of the Wynn Companies or the Company shall at any time have or claim any right of set-off, deduction or counterclaim in respect of any or all of the Subordinated Indebtedness, and each of the Wynn Companies and the Company agrees that none of them shall exercise any such right which it may otherwise have and hereby waives all such rights.

2.3	If, notwithstanding the provisions of Clauses 2.1 and 2.2, any moneys or proceeds in respect of any or all of the Subordinated Indebtedness (other than those which are permitted to be paid under Clause 2.2.1) shall be received or recovered by any Wynn Company at a time when any of the Priority Indebtedness is outstanding:

2.3.1.	such Wynn Company shall forthwith pay and/or transfer such moneys or proceeds to the Security Agent (as trustee for the Secured Parties); and

2.3.2.	the Security Agent shall apply any moneys or proceeds received from any Wynn Company pursuant to sub-clause 2.3.1 in accordance with Clause 9 (Application Of Proceeds).

The parties hereto acknowledge that any receipt of moneys or proceeds by any of the Wynn Companies in respect of any or all of the Subordinated Indebtedness (other than those which are permitted to be paid under Clause 2.2.1) shall constitute a breach of covenant of such Wynn Company which shall give rise to a trust over such moneys or proceeds in favour of the Security Agent (as trustee for the Secured Parties).

3.	SUBORDINATION IN INSOLVENCY

3.1	Without prejudice to the provisions of Clause 2.1, if an Insolvency Event occurs and is continuing in relation to the Company, then the Subordinated Indebtedness shall be subordinated in right of payment to the Priority Indebtedness.

3.2	Without prejudice to the provisions of Clause 2.1, in any of the circumstances referred to in Clause 3.1, each Wynn Company shall cooperate with the Security Agent to preserve, and shall take such steps as the Security Agent may reasonably require for the preservation of, the subordination (in respect of the Subordinated Indebtedness in relation to such Wynn Company) effected or contemplated by this Deed, failing which the Security Agent may, and is irrevocably authorised on behalf of such Wynn Company to:

3.2.1.	claim, enforce and prove for the Subordinated Indebtedness or any part thereof;

3.2.2.	file claims and proofs, give receipt and take all such proceedings and do all such things as the Security Agent sees fit to recover any amount outstanding in respect of the Subordinated Indebtedness or any part thereof; and

3.2.3.	receive all distributions in respect of the Subordinated Indebtedness for application by the Security Agent in accordance with Clause 9 (Application Of Proceeds).

If and to the extent that the Security Agent is not entitled to do any of the things mentioned above in relation to any Subordinated Indebtedness of any Wynn Company, such Wynn Company shall do so in good time and as directed by the Security Agent acting reasonably. Any amount or distribution received or recovered by the Security Agent pursuant to the foregoing shall be applied in accordance with the provisions of Clause 9 (Application Of Proceeds).

3.3

Without prejudice to the provisions of Clause 2.3, in any of the circumstances referred to in Clause 3.1, each Wynn Company expressly undertakes and agrees that it shall not demand or retain payment of any distributions in respect of or on account of any Subordinated Indebtedness until the Secured Parties shall have received payment in full of the Priority Indebtedness and acknowledges that any payment and/or distribution in cash or in kind received by it before such time in respect of or on account of any

Subordinated Indebtedness shall constitute a breach of this undertaking which shall give rise to a trust over such payment or distribution so received by it for the benefit of the Security Agent (as trustee for and on behalf of the Secured Parties) and shall forthwith pay and/or transfer the same to the Security Agent for application in accordance with Clause 9 (Application Of Proceeds).

4.	UNDERTAKINGS

4.1	The Company undertakes that, for so long as any Priority Indebtedness is outstanding, it will not (except with the prior written consent of the Security Agent):

4.1.1.	pay, prepay, redeem, purchase or otherwise acquire any of the Subordinated Indebtedness save as permitted in accordance with Clause 2.2.1;

4.1.2.	create or permit to subsist any Lien (other than any Lien referred to in paragraph 3(a), 3(f) or 3(q) of Schedule 5 Part B of the Common Terms Agreement and any Mandatory Permitted Lien) over any of its assets for, or any guarantee or indemnity against financial loss in respect of, any of the Subordinated Indebtedness;

4.1.3.	amend or supplement any of the terms on which any of the Subordinated Indebtedness is or continues to be or may become owing to any Wynn Company other than any amendment of an administrative nature or any other amendment, variation or cancellation of any term which does not adversely affect the interest of the Secured Parties;

4.1.4.	novate, assign or release any of the terms on which any of the Subordinated Indebtedness is or continues to be or may become owing to any Wynn Company; or

4.1.5.	take or omit any action whereby the subordination contemplated by this Deed is reasonably expected to be impaired.

4.2	Each Wynn Company undertakes that, for so long as any Priority Indebtedness is or may become outstanding, it will not (except with the prior written consent of the Security Agent):

4.2.1.	permit (save as permitted by Clause 2.2.1) or require the Company to pay, prepay, redeem, purchase or otherwise acquire any of the Subordinated Indebtedness;

4.2.2.	take, accept, demand or receive the benefit of any Lien (other than Lien arising by operation of law), guarantee or indemnity against financial loss in respect of any of the Subordinated Indebtedness;

4.2.3.	agree to any amendment, supplement, novation, assignment or release to or of any of the terms on which any of the Subordinated Indebtedness is or continues to be or may become owing to it other than any amendment which is of an administrative nature or any other amendment of any term which does not adversely affect the interest of the Secured Parties;

4.2.4.	assign, transfer, factor, create or permit to subsist any Lien (other than Lien arising by operation of law) over, or otherwise dispose of, any of its rights in respect of any or all of the Subordinated Indebtedness (except pursuant to Clause 5 (Assignment of Subordinated Indebtedness) or Clause 21.5); or

4.2.5.	take or omit to take any action whereby the subordination contemplated by this Deed is reasonably expected to be impaired.

5.	ASSIGNMENT OF SUBORDINATED INDEBTEDNESS

5.1	Each Wynn Assignor shall discharge and pay to the Security Agent (when due and payable) each of the Priority Indebtedness in accordance with the Finance Documents provided that:

5.1.1.	if such Wynn Assignor fails to pay such sum on the due date for payment of that sum such Wynn Assignor shall pay interest on such sum (before and after any judgment and to the extent that interest at a default rate is not otherwise being paid on such sum by any other Wynn Assignor under any Finance Document) from the date of demand until the date of payment calculated on a daily basis at the rate determined in accordance with the provisions of Clause 19.5 (Interest on demands) of the Deed of Appointment and Priority provided that to the extent that default interest shall have accrued on such sum and been paid in accordance with the terms of the other Finance Documents, interest shall not be payable on such sum under this sub-clause 5.1.1;

5.1.2.	the aggregate liability of such Wynn Assignor under this Clause 5.1 shall (save as otherwise expressly provided herein) be limited to the maximum value of the Subordinated Indebtedness (in relation to such Wynn Assignor) from time to time; and

5.1.3.	neither the obligations of such Wynn Assignor under nor the security constituted by this Clause 5 shall extend to or include any liability or sum which would cause such obligations or security to be unlawful or prohibited by any applicable law.

The limit on the liabilities of the Wynn Assignors pursuant to sub-clause 5.1.2 shall not apply to any sum payable by or obligation/liability of any Wynn Assignor under any other provision of this Deed.

5.2	Each Wynn Assignor hereby assigns, with full title guarantee, to the Security Agent as agent and security trustee for the Secured Parties, as security for the payment and discharge of the Secured Obligations, all of such Wynn Assignor’s right, title and interest from time to time in and to the Subordinated Indebtedness (in relation to such Wynn Assignor).

5.3

The execution of this Deed by the Company shall constitute notice to the Company of the assignment of the Subordinated Indebtedness by the Wynn Assignors. The Company hereby consents to such assignment (and any further assignment or disposal of the Subordinated Indebtedness or any part thereof by the Security Agent or any Receiver pursuant to this Deed) and confirms to each Wynn Assignor and the Security Agent that it shall continue to be bound by the terms on which the Subordinated Indebtedness has been or shall have been made available to it.

5.4	Subject to the terms of the Finance Documents, each Funding Party is under an obligation to make further advances (or, in the case of a Hedging Counterparty, payments) to the Company and that obligation will be deemed to be incorporated into this Deed as if set out in this Deed.

6.	FURTHER ASSURANCE

6.1	Wynn Asia hereby irrevocably authorises the Security Agent at any time and from time to time to file in any filing office in any Uniform Commercial Code jurisdiction any initial financing statements and amendments thereto that (a) indicate the Subordinated Indebtedness falls within the scope of Article 9 of the Uniform Commercial Code of the State of Nevada or any other Uniform Commercial Code jurisdiction and (b) provide any other information required by part 5 of Article 9 of the Uniform Commercial Code of the State of Nevada, or any other Uniform Commercial Code jurisdiction, for the sufficiency or filing office acceptance of any financing statement or amendment, including whether Wynn Asia is an organisation, the type of organisation and any organisational identification number issued to Wynn Asia. Wynn Asia agrees to furnish any such information to the Security Agent promptly upon the Security Agent’s request.

6.2	Each of Wynn International and Wynn Holdings shall procure that this Deed together with prescribed particulars thereof shall be presented to the Isle of Man Companies Registry upon the execution of this Deed (and in any event within one month of the date of execution of this Deed).

6.3	Wynn HK shall procure that prescribed particulars of this Deed shall be presented to the Hong Kong Companies Registry upon the execution of this Deed (and in any event within five weeks of the date of execution of this Deed).

6.4	Each of the Company and the Wynn Companies undertakes with the Security Agent that it shall forthwith upon the request of the Security Agent from time to time, if the Security Agent considers it necessary for the creation, perfection, protection or enforcement of the subordination contemplated by this Deed, execute such further documents or take such further action as the Security Agent may require, provided that any such request to any Wynn Company shall be reasonable prior to the delivery of an Enforcement Notice to any Wynn Company.

6.5	Without prejudice to Clause 6.4, each Wynn Assignor shall promptly execute all documents and do all things (including without limitation the delivery, transfer or assignment of all or part of the Subordinated Indebtedness (in relation to such Wynn Company) to the Security Agent or its nominee(s)) which the Security Agent may reasonably specify for the purpose of (i) exercising the Collateral Rights or (ii) securing and perfecting the Security Agent’s security over or title to all or any part of the Subordinated Indebtedness (in relation to such Wynn Assignor).

6.6	Each Wynn Assignor shall, upon receipt of an Enforcement Notice from the Security Agent, (i) procure the transfer of the Subordinated Indebtedness (in relation to such

Wynn Assignor) into the name of the Security Agent or its nominee(s), agents or such purchasers as it shall direct and (ii) execute all documents and do all other things that the Security Agent may require to facilitate the realisation of the Subordinated Indebtedness (in relation to such Wynn Assignor).

7.	ENFORCEMENT OF SECURITY ASSIGNMENT

7.1	After the Security Agent shall have given an Enforcement Notice to any Wynn Assignor, the security created by or pursuant to Clause 5 (Assignment of Subordinated Indebtedness) is immediately enforceable and the Security Agent may, without notice to any Wynn Assignor and/or the Company or prior authorisation from any court, in its absolute discretion enforce all or any part of that security (at the times, in the manner and on the terms it thinks fit) and get in, collect, hold, sell, assign or otherwise dispose of all or any part of the Subordinated Indebtedness (on such terms as it may think fit).

7.2	Any restrictions on the consolidation of Liens shall be excluded to the fullest extent permitted by law and the Security Agent shall, so far as it shall be lawful, be entitled to consolidate all or any of the security interests constituted by this Deed and/or its powers hereunder with any other Lien(s) whether in existence at the date of this Deed or created thereafter.

7.3	Neither the Security Agent nor any Receiver shall be liable to account as a mortgagee in possession in respect of all or any part of the Subordinated Indebtedness or be liable for any loss upon realisation in connection with the Subordinated Indebtedness (or any part thereof) to which a mortgagee in possession might otherwise be liable other than any loss which arises as a consequence of any gross negligence or wilful default on the part of the Security Agent or Receiver.

7.4	The power of sale or other disposal conferred on the Security Agent and on any Receiver by this Deed shall operate as a variation and extension of the statutory power of sale under Section 101 of the Law of Property Act 1925 and such power shall arise (and the Secured Obligations shall be deemed due and payable for that purpose) on execution of this Deed. The restrictions contained in Sections 93 and 103 of the Law of Property Act 1925 shall not apply to this Deed or to any exercise by the Security Agent of its right to consolidate mortgages or its power of sale.

7.5	A certificate in writing by an officer or agent of the Security Agent that the power of sale or disposal has arisen and is exercisable shall be conclusive evidence (in the absence of manifest error) of that fact in favour of a purchaser of all or any part of the Subordinated Indebtedness.

7.6	So long as Wynn Resorts has not delivered a notice under Clause 5.2 of the Wynn Resorts Support Agreement terminating its obligations under Clause 6 thereof, the Security Agent shall, prior to the acceptance of any offer made by a Senior Secured Creditor for the purchase of all or any of the assets subject to the security created hereunder, give reasonable details of all of the written offers received by the Security Agent for the purchase of such assets.

8.	RECEIVER

8.1	After the Security Agent shall have given an Enforcement Notice to any Wynn Assignor or if requested to do so by the relevant Wynn Assignor, the Security Agent may by deed or otherwise (acting through an authorised officer of the Security Agent), without prior notice to any Wynn Assignor or the Company:

8.1.1.	appoint one or more Persons to be a Receiver of the whole or any part of the Subordinated Indebtedness;

8.1.2.	remove (so far as it is lawfully able) any Receiver so appointed; and

8.1.3.	appoint another Person(s) as an additional or replacement Receiver(s).

The powers of appointment of a Receiver shall be in addition to all statutory and other powers of appointment of the Security Agent under the Laws of Property Act 1925 (as extended by this Deed) or otherwise and such powers shall remain exercisable from time to time by the Security Agent in respect of any Subordinated Indebtedness in respect of which he was appointed (in the name of or on behalf of the relevant Wynn Assignor(s) or in his own name and, in each case, at the cost of the relevant Wynn Assignor(s)).

8.2	Each Person appointed to be a Receiver pursuant to Clause 8.1 shall be:

8.2.1.	entitled to act individually or together with any other Person appointed or substituted as Receiver;

8.2.2.	for all purposes deemed to be the agent of the Wynn Assignor (in respect of whose Subordinated Indebtedness such Receiver is appointed) which shall be solely responsible for his acts, defaults and liabilities (other than such acts, defaults and liabilities that are attributed to the gross negligence or wilful misconduct of the Receiver) and for the payment of his remuneration and no Receiver shall at any time act as agent for the Security Agent; and

8.2.3.	entitled to remuneration for his services at a rate to be fixed by the Security Agent from time to time (without being limited to the maximum rate specified by the Law of Property Act 1925).

8.3	In addition to the powers of the Security Agent conferred by Clause 7 (Enforcement Of Security Assignment), each Receiver shall (subject to any limitations or restrictions in the instrument appointing him but notwithstanding any winding-up, insolvency, or dissolution of any Wynn Assignor) have, in relation to the part of the Subordinated Indebtedness in respect of which he was appointed (in the name of or on behalf of the relevant Wynn Assignor(s) or in his own name and, in each case, at the cost of the relevant Wynn Assignor(s)):

8.3.1.	all the powers and rights of an absolute owner and power to do or omit to do anything which the relevant Wynn Assignor(s) itself/themselves could do or omit to do (disregarding, in this case, the restrictions imposed on the powers of such Wynn Assignor(s) by this Deed);

8.3.2.	the power to do all things (including without limitation bringing or defending proceedings in the name(s) or on behalf of the relevant Wynn Assignor(s)) which seem to such Receiver to be incidental or conducive to (i) any of the functions, powers, authorities or discretions conferred on or vested in him or (ii) the exercise of the Collateral Rights (including without limitation realisation of such part of such Subordinated Indebtedness) or (iii) bringing to his hands any assets forming, or which when got in would be, part of such Subordinated Indebtedness;

8.3.3.	all the powers conferred on him by general law; and

8.3.4.	all the powers conferred by the Law of Property Act 1925 on mortgagors and on mortgagees in possession and on receivers appointed under that Act and all the powers of an administrative receiver set out in Schedule 1 to the Insolvency Act 1986 (whether or not the Receiver is an administrative receiver).

8.4	Without prejudice to the generality of the foregoing, each Receiver shall (subject to any limitations or restrictions in the instrument appointing him but notwithstanding any winding-up, insolvency or dissolution of any Wynn Assignor) have the following powers in relation to the part of the Subordinated Indebtedness (and any assets which, when got in, would be part of such Subordinated Indebtedness) in respect of which he was appointed (and every reference in this Clause 8.4 to the “Subordinated Indebtedness” shall be read as a reference to that part of the Subordinated Indebtedness in respect of which such Receiver was appointed):

8.4.1.	Collection

power to collect and get in the Subordinated Indebtedness including without limitation amounts and distributions (whether in cash or in kind) payable in respect thereof;

8.4.2.	Proceedings and Claims

power to bring, prosecute, enforce, defend and abandon applications, claims, disputes, actions, suits and proceedings in connection with all or any part of the Subordinated Indebtedness or this Deed in the name(s) of the relevant Wynn Assignor(s) or in his own name and to submit to arbitration, negotiate, compromise and settle any such applications, claims, disputes, actions, suits or proceedings;

8.4.3.	Deal with Subordinated Indebtedness

power to sell, assign, transfer, factor or otherwise dispose of the Subordinated Indebtedness or any part thereof or concur in any of the foregoing on behalf of the relevant Wynn Assignor(s) in such manner and generally on such terms as he thinks fit;

8.4.4.	Redemption of Security

power to redeem, discharge or compromise any security whether or not having priority to the security constituted by this Deed or any part of it;

8.4.5.	Covenants, Guarantees and Indemnities

power to enter into bonds, covenants, guarantees, commitments, indemnities and other obligations or liabilities as he shall think fit, to make all payments needed to effect, maintain or satisfy such obligations or liabilities and to use the company seal(s) (if any) of the relevant Wynn Assignor(s); and

8.4.6.	Exercise of Powers in Wynn Assignors’ Name

power to exercise any or all of the above powers on behalf of and in the name of any or all of the relevant Wynn Assignor(s) (notwithstanding any winding-up, insolvency, dissolution of any or all of the relevant Wynn Assignor(s)) or on his own behalf.

8.5	In making any sale or other disposal of all or any part of the Subordinated Indebtedness or any acquisition in the exercise of their respective powers, a Receiver or the Security Agent may do so for such consideration, in such manner, and generally on such terms and conditions as it thinks fit. Any contract for such sale, disposal or acquisition by the Receiver or the Security Agent may contain conditions excluding or restricting the personal liability of the Receiver or the Security Agent.

9.	APPLICATION OF PROCEEDS

9.1	All moneys and/or proceeds received or recovered by the Security Agent or any Receiver pursuant to this Deed or the powers conferred by it (including without limitation the proceeds of any conversion of currency) shall, subject to Clause 9.2, and by way of variation of the provisions of the Law of Property Act 1925, be applied by the Security Agent (notwithstanding any purported appropriation by any Wynn Company or any other Grantor) in accordance with Clause 15 (Application of Proceeds) of the Deed of Appointment and Priority. In the case of proceeds (otherwise than in cash) received or recovered by the Security Agent or any Receiver, the Security Agent or any Receiver may at its discretion realise such proceeds on such terms as it may think fit and apply the proceeds thereof in accordance with the provisions of Clause 15 (Application of Proceeds) of the Deed of Appointment and Priority. The provisions of Clause 8.5 shall apply to such realisation.

9.2

Notwithstanding any other provision of the Finance Documents, the Security Agent or any Receiver may, at any time after the delivery of an Enforcement Notice to the Company, pay any or all of the moneys received, recovered or realised by the Security Agent or such Receiver under this Deed (including without limitation the proceeds of any conversion of currency) into any interest bearing suspense or impersonal account (which is interest-bearing provided that there is no tax liability on the Security Agent with respect to any interest in such account) for so long as the Security Agent or such Receiver shall think fit (whether or not any or all of the Secured Obligations in relation to any or all of the Wynn Companies shall have become due) pending any further application of such moneys (as the Security Agent or such Receiver shall be entitled, but not obliged, to do in its discretion) in accordance with the provisions of Clause 9.1. If the Secured Obligations have been fully discharged or would be fully discharged if the moneys in such suspense or impersonal account were applied towards satisfaction of the Secured Obligations, the Security Agent shall apply the moneys in such suspense or impersonal account towards satisfaction of the Secured Obligations and if there are any moneys remaining in such suspense or impersonal account after the Secured Obligations have been fully discharged, the Security Agent shall pay such remaining moneys to any Person as directed by the Company. Any interest accrued on any moneys in such suspense or impersonal account shall be credited to such suspense or, as the case may be, impersonal account and shall subject to the terms of this Clause 9.2, be applied towards satisfaction of the Secured Obligations.

10.	PROTECTION OF PURCHASERS

10.1	The receipt of the Security Agent or any Receiver shall be conclusive discharge to a purchaser of any part of the Subordinated Indebtedness from the Security Agent or any Receiver.

10.2	No purchaser or other Person dealing with the Security Agent or any Receiver shall be bound to inquire whether the right of the Security Agent or such Receiver to exercise any of its powers has arisen or become exercisable or be concerned with any propriety or regularity on the part of the Security Agent or such Receiver in such dealings.

11.	POWER OF ATTORNEY

11.1	Each Wynn Assignor hereby by way of security irrevocably (within the meaning of Section 4 of the Powers of Attorney Act 1971) appoints the Security Agent and any Receiver severally to be its attorney and in its name, on its behalf and as its act and deed to, upon and at all times after the Security Agent shall have delivered an Enforcement Notice to any Wynn Assignor, execute, deliver and perfect all documents (including without limitation any instruments of transfer) and do all things which the attorney may consider to be required or desirable for:

11.1.1.	carrying out any obligation imposed on such Wynn Assignor by this Deed (including without limitation the execution and delivery of any deeds, charges, assignments or other security and any transfers of the Subordinated Indebtedness) and/or any other Finance Documents which such Wynn Assignor has failed to perform in accordance with the terms hereof or thereof; and

11.1.2.	enabling the Security Agent and any Receiver to exercise, or delegate the exercise of, any of the rights, powers and authorities conferred on them by or pursuant to this Deed or any other Finance Document or by law (including without limitation, after the Security Agent shall have delivered an Enforcement Notice to any Wynn Assignor, the exercise of any right of a legal or beneficial owner of the Subordinated Indebtedness).

11.2	Each Wynn Assignor shall ratify and confirm all things done and all documents executed by any attorney in accordance with the terms of this Clause 11 in the exercise of all or any of his powers granted by or in relation to such Wynn Assignor.

12.	REPRESENTATIONS AND WARRANTIES

12.1	The Licensor makes the following representations and warranties to the Security Agent (for and on behalf of the Secured Parties) on the Licensor Accession Date (as defined in Clause 21.5) and acknowledges that the Secured Parties have relied upon those representations and warranties:

12.1.1.	it is duly organised, incorporated and validly existing under the laws of Nevada;

12.1.2.	the obligations expressed to be assumed by it in this Deed and the IP Agreement and the IP Direct Agreement are legal and valid obligations binding on it and enforceable against it in accordance with the terms hereof, subject only to bankruptcy, insolvency, liquidation or other similar laws of general application and principles of equity;

12.1.3.	its execution and delivery of this Deed, the IP Agreement and the IP Direct Agreement and the performance of its obligations hereunder do not and will not:

(i)	result in a breach of its constitutive documents or any other Legal Requirement then applicable to or binding on it; or

(ii)	result in any breach or constitute any default under, or result in or require the creation or imposition of any Lien upon any of its assets (other than any Lien referred to in paragraph 3(a), 3(f) or 3(q) of Schedule 5 Part B of the Common Terms Agreement and any Mandatory Permitted Lien) or under any security or agreement or instrument to which it is a party or by which it or any of its assets may be bound;

12.1.4.	it has the power to execute, deliver and perform under this Deed, the IP Agreement and the IP Direct Agreement and all corporate and other action required to authorise its execution and delivery of this Deed, the IP Agreement and the IP Direct Agreement and the performance of its obligations hereunder has been duly taken;

12.1.5.	its execution of this Deed, the IP Agreement and the IP Direct Agreement constitutes, and the performance of its obligations hereunder will constitute, private and commercial acts done and performed for private and commercial purposes;

12.1.6.	it is the sole and absolute beneficial owner of all of the Subordinated Indebtedness under the IP Agreement free from any Lien (except for any Lien referred to in paragraph 3(a), 3(f) or 3(q) of Schedule 5 Part B of the Common Terms Agreement and any Mandatory Permitted Lien);

12.1.7.	save as otherwise expressly required by this Deed or pursuant hereto or permitted hereunder, neither it nor any of its nominees has sold, transferred or otherwise disposed of, or agreed to sell, transfer or otherwise dispose of, the benefit of all or any of its rights, title and interest in the Subordinated Indebtedness or any part thereof;

12.1.8.	all acts, conditions and things required to be done, fulfilled and performed in order (a) to enable it lawfully to enter into, and perform and comply with the obligations expressed to be assumed by it in this Deed, the IP Agreement and the IP Direct Agreement, (b) to ensure that the obligations expressed to be assumed by it in this Deed, the IP Agreement and the IP Direct Agreement are legal, valid, binding and enforceable and (c) to make this Deed, the IP Agreement and the IP Direct Agreement admissible in evidence in its jurisdiction of incorporation and England, have been done, fulfilled and performed; and

12.1.9.	under the laws of its jurisdiction of incorporation and England in force at the date hereof, it is not necessary that this Deed, the IP Agreement and the IP Direct Agreement be filed, recorded or enrolled with any court or other authority in such jurisdictions or that any stamp, registration or similar tax be paid on or in relation to this Deed, the IP Agreement and the IP Direct Agreement.

12.2	The Licensor Repeating Representations shall be deemed to be repeated (by reference to the facts and circumstances then existing) by the Licensor on:

12.2.1.	the CP Satisfaction Date; and

12.2.2.	each Advance Date.

12.3	Each of the Wynn Assignors hereby makes the following representations and warranties to the Security Agent (for and on behalf of the Secured Parties) and acknowledges that the Secured Parties have relied upon those representations and warranties:

12.3.1.	this Deed constitutes:

(i)	an effective security over the Subordinated Indebtedness; and

(ii)	enjoys the priority which it is expressed to have;

12.3.2.	it is the sole and absolute beneficial owner of all of the Subordinated Indebtedness in relation to it free from any Lien (except for any Lien referred to in paragraph 3(a), 3(f) or 3(q) of Schedule 5 Part B of the Common Terms Agreement and any Mandatory Permitted Lien);

12.3.3.	save as otherwise expressly required by this Deed or pursuant hereto, neither it nor any of its nominees has sold, transferred or otherwise disposed of, or agreed to sell, transfer or otherwise dispose of, the benefit of all or any of its rights, title and interest in the Subordinated Indebtedness or any part thereof;

12.3.4.

save for the registration referred to in Clause 6 within the prescribed time limit, all acts, conditions and things required to be done, fulfilled and performed in order (a) to enable it lawfully to enter into, and perform and comply with the obligations expressed to be assumed by it in this Deed, (b) to ensure that the obligations expressed to be assumed by it in this Deed are legal, valid, binding and enforceable and (c) to make this Deed admissible in evidence in its jurisdiction of incorporation and England, have been done, fulfilled and performed; and

12.3.5.	save for the registration referred to in Clause 6 within the prescribed time limit, under the laws of its jurisdiction of incorporation and England in force at the date hereof, it is not necessary that this Deed be filed, recorded or enrolled with any court or other authority in such jurisdictions or that any stamp, registration or similar tax be paid on or in relation to this Deed.

12.4	The Wynn Assignors Repeating Representations shall be deemed to be repeated (by reference to the facts and circumstances then existing) by each of the Wynn Assignors on:

12.4.1.	the CP Satisfaction Date; and

12.4.2.	each Advance Date.

13.	EFFECTIVENESS OF SECURITY

13.1	The collateral constituted by this Deed and the Collateral Rights shall be cumulative, in addition to and independent of every other security which the Security Agent may at any time hold for the Secured Obligations or any rights, powers and remedies provided by law. No prior security held by the Security Agent (whether in its capacity as agent or trustee or otherwise) or any of the other Secured Parties over the whole or any part of the Subordinated Indebtedness shall merge into the collateral hereby constituted.

13.2	This Deed shall remain in full force and effect as a continuing security for the Secured Obligations unless and until discharged by the Security Agent in accordance with the Deed of Appointment and Priority and shall not cease by reason of any partial payment of any of the Secured Obligations. Notwithstanding the foregoing, if the obligations of any Wynn Company under this Deed cease to be continuing for any reason, the liability of such Wynn Company at the date of such cessation shall remain, regardless of any subsequent increase or reduction in the Secured Obligations. The Security Agent shall, as soon as reasonably practicable following satisfaction of the requirements in respect of the release of security set forth in Clause 16.20 of the Deed of Appointment and Priority, release the security interests created by this Deed. Payments of Subordinated Indebtedness (to the extent permitted under Cause 2.2.1) when made will not be subject to the security created by this Deed.

13.3	No failure on the part of the Security Agent to exercise, or delay on its part in exercising, any Collateral Right shall operate as a waiver thereof, nor shall any single or partial exercise of a Collateral Right preclude any further or other exercise of that or any other Collateral Right.

13.4

The Security Agent shall not be obliged, before exercising any Collateral Right as against any Wynn Company: (a) to make any demand of such Wynn Company, any other Grantor or any other Person, (b) to take any action or obtain judgment in any court against the Company, such Wynn Company, any other Grantor or any other Person, (c) to make or file any proof or claim in a liquidation, bankruptcy or insolvency of the such

Wynn Company, any other Grantor or any other Person or (d) to enforce or seek to enforce any other security in respect of the Secured Obligations.

13.5	So long as any Wynn Company is under any actual or contingent obligation in respect of the Secured Obligations, such Wynn Company shall not exercise any right which it may at any time have, by reason of the performance of its obligations under this Deed, to be indemnified by any Grantor or to claim any contribution from any other Person or to take the benefit (whether by subrogation or otherwise) of any right, entitlement, interest or remedy which the Security Agent may hold in relation to any or all of the Secured Obligations.

13.6	None of the Wynn Companies shall accept or permit to subsist any collateral from any Grantor or any other Person in respect of any rights such Wynn Company have arising out of this Deed. Notwithstanding the foregoing, if any such collateral shall be accepted or subsisting, each Wynn Company acknowledges that such Wynn Company’s rights under such collateral shall be held on trust for the Security Agent.

13.7	Until the satisfaction of the requirements set out in Clause 16.20 of the Deed of Appointment and Priority, any settlement or discharge hereunder shall be conditional upon no security or payment to the Security Agent by or on behalf of each Wynn Company and/or any other Grantor being avoided or reduced by virtue of any Wynn Company’s or any other Grantor’s bankruptcy, insolvency, liquidation or similar laws of general application and shall in those circumstances be void.

13.8	None of the obligations of any Wynn Company hereunder and the Collateral Rights shall be discharged, impaired or otherwise affected by:

13.8.1.	any winding-up, dissolution, re-organisation, bankruptcy, death or insolvency of, or any change in, the Company or any other Person;

13.8.2.	any of the Secured Obligations being at any time illegal, invalid, unenforceable or ineffective;

13.8.3.	any unenforceability or invalidity of any other agreement or document;

13.8.4.	any time or other indulgence being granted to the Company or any other Person in respect of any of the Secured Obligations;

13.8.5.	any amendment, variation, waiver or release prior to the discharge of the security hereunder by the Security Agent in accordance with the Deed of Appointment and Priority of any of the Secured Obligations;

13.8.6.	any variation of the terms upon which the Security Agent holds the security constituted hereby;

13.8.7.	any failure to take or failure to realise the value of any other collateral in respect of the Secured Obligations or any release, discharge, exchange or substitution of any such collateral; or

13.8.8.	any other act, event or omission which but for this provision would or might operate to impair, discharge or otherwise affect any or all of the obligations of the Company or any Wynn Company or the Collateral Rights hereunder.

14.	SUBSEQUENT SECURITY INTERESTS

If the Security Agent (acting in its capacity as Security Agent or otherwise) or any of the other Secured Parties at any time receives or is deemed to have received notice of any subsequent Lien affecting all or any part of the Subordinated Indebtedness relating to any Wynn Assignor or any assignment or transfer of the Subordinated Indebtedness relating to any Wynn Assignor which is prohibited by the terms of any Finance Document all payments thereafter by or on behalf of such Wynn Assignor to the Security Agent (whether in its capacity as Security Agent or otherwise) or any of the other Secured Parties shall be treated as having been credited to a new account of such Wynn Assignor and not as having been applied in reduction of any or all of the Secured Obligations in relation to such Wynn Assignor as at the time when the Security Agent or such other Secured Party received such notice.

15.	SET-OFF

Each Wynn Company authorises the Security Agent (but the Security Agent shall not be obliged to exercise such right) from time to time, after the delivery of an Enforcement Notice to such Wynn Company, to set off against any or all of the sums due and payable but unpaid by and/or any or all of the obligations of such Wynn Company to the Security Agent under this Deed any amount or other obligation (contingent or otherwise) owing by the Security Agent to such Wynn Company and apply any credit balance to which such Wynn Company is entitled on any account with the Security Agent in discharge of such sums payable by and/or such obligations of such Wynn Company (notwithstanding any specified maturity of any deposit standing to the credit of any such account).

16.	CURRENCY CONVERSION AND INDEMNITY

16.1	For the purpose of or pending the discharge of any or all of the Secured Obligations in relation to any Wynn Company hereunder, the Security Agent may convert any moneys received, recovered or realised or subject to application by the Security Agent or any Receiver pursuant to this Deed (in respect of such Wynn Company) from the currency of such moneys to another for such purpose and any such conversion shall be made at the Security Agent’s spot rate of exchange for the time being (or such other rate as may be available to the Security Agent from time to time in the ordinary course of business) for obtaining such other currency with the first currency and the Secured Obligations in relation to such Wynn Company shall be discharged only to the extent of the net proceeds of such conversion received by the Security Agent.

16.2	If any sum (a “Sum”) due from any Wynn Company under this Deed or any order or judgment given or made in relation thereto has to be converted from the currency (the “First Currency”) in which such Sum is payable into another currency (the “Second Currency”) for the purpose of:

16.2.1.	making or filing a claim or proof against such Wynn Company; or

16.2.2.	obtaining or enforcing an order or judgment in any court or other tribunal,

such Wynn Company shall (through the Security Agent) indemnify each Person to whom such Sum is due from and against any loss suffered or incurred as a result of any discrepancy between (a) the rate of exchange used for such purpose to convert such Sum from the First Currency into the Second Currency and (b) the rate or rates of exchange at which such Person may in the ordinary course of business purchase the First Currency with the Second Currency at the time of receipt of such Sum.

17.	COSTS, EXPENSES AND LIABILITY

17.1	Expenses

Each Wynn Company shall, from time to time on demand of the Security Agent, reimburse the Security Agent for:

17.1.1.	at any time prior to the delivery of an Enforcement Notice to such Wynn Company, all reasonable costs and expenses (including legal fees); or

17.1.2.	at any time upon or after the delivery of an Enforcement Notice to such Wynn Company, all costs and expenses (including legal fees)

on a full indemnity basis incurred by it in connection with:

(i)	the perfection of the security contemplated in this Deed; and

(ii)	the exercise, preservation and/or enforcement of any of the Collateral Rights or the security contemplated by this Deed or any proceedings instituted by or against the Security Agent as a consequence of taking or holding the security or of enforcing the Collateral Rights, and shall carry interest from the date following 15 days after the date of such demand until so reimbursed at the rate and on the basis as mentioned in Clause 5.1.1. Any limitation on such Wynn Company’s liability set out in Clause 5.1.2 shall not apply to sums payable by it under this Clause 17.1.

17.2	Stamp Taxes

Each Wynn Company shall pay all stamp, registration and other taxes to which this Deed, the security contemplated in this Deed or any judgment given in connection with it is or at any time may be subject and shall, from time to time, indemnify the Security Agent on demand against any liabilities, costs, claims and expenses resulting from any failure to pay or delay in paying any such tax other than any costs which arise as a consequence of any gross negligence or wilful misconduct on the part of the Security Agent.

17.3	Indemnity

Each Wynn Company shall, notwithstanding any release or discharge of all or any part of the security, indemnify the Security Agent, its agents, attorneys and any Receiver against any action, proceeding, claims, losses, liabilities and costs which it has sustained as a consequence of any breach by any Wynn Company of the provisions of this Deed, the exercise of any of the rights and powers conferred on them by this Deed (other than any loss or cost which arises as a consequence of any gross negligence or wilful misconduct on the part of the Security Agent) provided that such costs shall be reasonable prior to the delivery of an Enforcement Notice to any Wynn Company. None of the Wynn Companies is liable to indemnify the Security Agent against any costs referred to in this Clause 17.3 to the extent that such costs have been paid by the relevant Wynn Company to the Security Agent under Clause 17.1.

17.4	No Liability

Subject to Clause 7.6, none of the Security Agent, its nominee(s) or any Receiver shall be liable by reason of (a) taking any action permitted by this Deed or (b) any neglect or default in connection with all or any part of the Subordinated Indebtedness or (c) the taking possession or realisation of all or any part of such Subordinated Indebtedness, except in the case of gross negligence or wilful default upon its part.

18.	PAYMENTS FREE OF DEDUCTION

All payments to be made by any Wynn Company under this Deed shall be made free and clear of and without deduction for or on account of tax unless such Wynn Company is required to make such payment subject to the deduction or withholding of tax, in which case the sum payable by such Wynn Company in respect of which such deduction or withholding is required to be made shall be increased (notwithstanding any limit on such Wynn Company’s liability pursuant to Clause 5.1.2) to the extent necessary to ensure that, after the making of such deduction or withholding, the Person on account of whose liability to tax such deduction or withholding has been made receives and retains (free from any liability in respect of any such deduction or withholding) a net sum equal to the sum which it would have received and so retained had no such deduction or withholding been made or required to be made.

19.	PARTIAL INVALIDITY

If, at any time, any provision of this Deed is or becomes illegal, invalid or unenforceable in any respect under the law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions of this Deed nor of such provision under the laws of any other jurisdiction shall in any way be affected or impaired thereby and, if any part of the security intended to be created by or pursuant to this Deed is invalid, unenforceable or ineffective for any reason, that shall not affect or impair any other part of the security.

20.	DISCRETION AND DELEGATION

20.1	Any liberty or power which may be exercised or any determination which may be made hereunder by the Security Agent or any Receiver may, subject to the terms and conditions of the Deed of Appointment and Priority, be exercised or made in its absolute and unfettered discretion without any obligation to give reasons save that the Security Agent shall act in a reasonable manner if expressly required hereunder.

20.2	Each of the Security Agent and any Receiver shall have full power to delegate (either generally or specifically) the powers, authorities and discretions conferred on it by this

Deed (including without limitation the power of attorney under Clause 11) on such terms and conditions as it shall see fit which delegation shall not preclude either the subsequent exercise of such power, authority or discretion by the Security Agent or the Receiver itself or any subsequent delegation or revocation thereof.

21.	CHANGE OF PARTIES

21.1	Subject to Clause 21.6, none of the Company or the Wynn Companies may assign or transfer any or all of its rights (if any) and/or obligations under this Deed.

21.2	The Security Agent may:

21.2.1.	assign all or any of its rights under this Deed; and

21.2.2.	transfer all or any of its obligations (if any) under this Deed,

to any successor Security Agent in accordance with the provisions of the Deed of Appointment and Priority, provided that it is acknowledged that such assignment or transfer shall not in any way prejudice the priority of the security constituted by this Deed (which shall be assigned to such successor Security Agent pursuant to the terms of the Deed of Appointment and Priority). Upon such assignment and transfer taking effect, the successor Security Agent shall be and be deemed to be acting as agent and trustee for the Secured Parties for the purposes of this Deed and in place of the former Security Agent.

21.3	Subject to the relevant provisions of the Finance Documents, each Finance Party may assign all or any of its rights under this Deed (whether direct or indirect) in accordance with the provisions of the Finance Documents. It is acknowledged that none of the Finance Parties (other than the Assignor) has or shall have any obligation under this Deed.

21.4	Each of the Company and the Wynn Companies irrevocably and unconditionally confirms that:

21.4.1.	it consents to any assignment or transfer by any Finance Party of its rights and/or obligations made in accordance with the provisions of the Finance Documents;

21.4.2.	it shall continue to be bound by the terms of this Deed, notwithstanding any such assignment or transfer; and

21.4.3.	the assignee or transferee of such Finance Party shall acquire an interest in this Deed upon such assignment or transfer taking effect.

21.5

The Company shall procure that the Licensor, at the same time as the Company enters into the IP Agreement and the IP Direct Agreement with the Licensor, (i) accedes to this Deed by executing and delivering to the Security Agent an Accession Deed and (ii) delivers to the Security Agent a legal opinion, in form and substance reasonably satisfactory to the Security Agent, in respect of the Licensor’s obligations under this Deed. With effect from the date (the “Licensor Accession Date”) which is the later of (i) the date of acceptance by the Security Agent of an Accession Deed and (ii) the date specified in the Accession Deed, the Licensor executing such Accession Deed shall become a party hereto as the Licensor and shall assume the same obligations and become entitled to the same right as the Licensor specified herein and as a Wynn Company, as if it had been an original party to this Deed.

21.6	The Licensor may not transfer or assign all or any of its rights under the IP Agreement and/or the IP Direct Agreement (the “Assigning Licensor”) unless (i) the transferee or, as the case may be, assignee (such transferee or assignee, the “Acceding Licensor”) has executed and delivered to the Security Agent an Accession Deed and (ii) the Security Agent has received a legal opinion, in form and substance reasonably satisfactory to the Security Agent, in respect of the Acceding Licensor’s obligations under this Deed. With effect from the date (the “Effective Date”) which is the later of (i) the date of acceptance by the Security Agent of an Accession Deed and (ii) the date specified in the Accession Deed, the Acceding Licensor shall assume the same obligations and become entitled to the same right, in each case, as the Assigning Licensor, as if it had been an original party to this Deed.

21.7	The Company may not incur any Shareholder Loans from any Person who is not a party to this Deed unless such Person (i) accedes to this Deed by executing and delivering to the Security Agent an Accession Deed and (ii) delivers to the Security Agent a legal opinion, in form and substance reasonably satisfactory to the Security Agent, in respect of such Person’s obligations under this Deed. With effect from the date which is the later of (i) the date of acceptance by the Security Agent of an Accession Deed and (ii) the date specified in the Accession Deed, such Person shall assume the same obligations and become entitled to the same right as a Wynn Company and a Wynn Assignor, as if it had been an original party to this Deed.

21.8	If the Assigning Licensor transfers or assigns all of its rights under the IP Agreement and IP Direct Agreement in accordance with Clause 21.6, it shall cease to have any rights or obligations under this Deed save for any rights or obligations accrued prior to the Effective Date.

21.9	Each of the parties hereto appoints the Security Agent to receive on its behalf each Accession Deed delivered to the Security Agent and to accept and sign it if, in the Security Agent’s opinion, it is complete and appears on its face to be authentic and duly executed and until accepted and signed by the Security Agent that document shall not be effective.

22.	PERPETUITY PERIOD

The perpetuity period under the rule against perpetuities, if applicable to this Deed, shall be the period of 80 years from the date of this Deed.

23.	NOTICES

23.1	Any communication to be made under or in connection with this Deed shall be made in writing but, unless otherwise stated, may be made by fax or letter.

23.2	The address and fax number (and the department or officer, if any, for whose attention the communication is to be made) of each party for any communication or document to be made or delivered under or in connection with this Deed is identified with its signature below, or any substitute address, fax number or department or officer as the party may notify to the other parties by not less than 10 Business Days’ notice.

23.3	Any communication or document made or delivered by one Person to another under or in connection with this Deed shall only be effective:

23.3.1.	if delivered personally or by overnight courier, when left at the relevant address;

23.3.2.	if by way of fax, when received in legible form; or

23.3.3.	if by way of letter, when it has been left at the relevant address or 10 Business Days after being deposited in the post postage prepaid in an envelope addressed to it at that address,

and, if a particular department or officer is specified as part of its address details provided under Clause 23.2, if addressed to that department or officer.

23.4	Any communication or document to be made or delivered to the Security Agent shall be effective only when actually received by the Security Agent and then only if it is expressly marked for the attention of the department or officer identified with the Security Agent’s signature below (or any substitute department or officer as the Security Agent shall specify for this purpose).

24.	GOVERNING LAW

This Deed shall be governed by and construed in accordance with the English law.

25.	JURISDICTION

25.1	Jurisdiction of English courts

25.1.1.	The courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with this Deed (including a dispute regarding the existence, validity or termination of this Deed or the consequences of its nullity) (a “Dispute”).

25.1.2.	The parties agree that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly they shall not argue to the contrary.

25.1.3.	This Clause 25.1.3 is for the benefit of the Secured Parties only. As a result, no Secured Parties shall be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction. To the extent allowed by law and the Finance Documents, the Secured Parties may take concurrent proceedings in any number of jurisdictions.

25.2	Service of process

Without prejudice to any other mode of service allowed under any relevant law, each Wynn Company and the Company:

25.2.1.	irrevocably appoints Law Debenture Corporate Services Limited as its agent for service of process in relation to any proceedings before the English courts in connection with this Deed; and

25.2.2.	agrees that failure by a process agent to notify such Wynn Company of the process shall not invalidate the proceedings concerned.

26.	EXERCISE OF RIGHTS

Notwithstanding anything in Clause 25.1.3 to the contrary, the Secured Parties will only exercise their rights under this Deed through the Security Agent unless and until the appointment of the Security Agent ceases and no successor Security Agent is appointed under Clause 17.1 (Resignation of Security Agent) of the Deed of Appointment and Priority.

27.	COUNTERPART

This Deed may be executed in any number of counterparts, each of which is an original and all of which together evidence the same agreement.

IN WITNESS WHEREOF this Deed has been signed on behalf of the Security Agent and executed as a deed by the Company and each of the Wynn Companies and is intended to be and is hereby delivered by the Company and each of the Wynn Companies as a deed on the date specified above.

SIGNATURES

The Company

Executed as a deed by	)
WYNN RESORTS (MACAU) S.A.	)	Matt Maddox
acting by Matthew Maddox	)

Address:	429 Avenida da Praia Grande,
18th Floor, Praia Grande Commercial Centre,
Macau

Telephone:	(853) 371476

Fax:	(853) 329966

Attention:	Chief Financial Officer

With a copy to:

Wynn Resorts, Limited

Address:	3131 Las Vegas Boulevard South
Las Vegas, Nevada 89109
USA

Telephone:	(1) 702-770-2111

Fax:	(1) 702-770-1520

Attention:	General Counsel

The Wynn Companies

Executed as a deed by	)
WYNN GROUP ASIA, INC.	)
acting by Matthew Maddox	)	Matt Maddox
under the board resolution	)
of 10 September 2004)

Address:	3131 Las Vegas Boulevard South
Las Vegas, Nevada 89109
USA

Phone:	(1) 702-770-2111

Fax:	(1) 702-770-1520

Attention:	General Counsel

Executed as a deed by		)
WYNN RESORTS INTERNATIONAL, LTD.		)
acting by Matt Maddox		)
its duly authorised attorney		)
under a power of attorney dated 10 September 2004)			Matt Maddox
)
in the presence of:	Eva Lo	)

Name of Witness:	Eva Lo

Address of Witness:	Eva Lo
29/F Jardine House
Central
Hong Kong

Address:	First Floor
Millennium House
Victoria Road
Douglas
Isle of Man 1M2 4RW

Phone:	(44) 1624-616669

Fax:	(44) 1624-616667

Attention:	The Company Secretary

With a copy to:

Wynn Resorts, Limited

Address:	3131 Las Vegas Boulevard South
Las Vegas, Nevada 89109
USA

Phone:	(1) 702-770-2111

Fax:	(1) 702-770-1520

Attention:	General Counsel

Executed as a deed by		)
WYNN RESORTS (MACAU) HOLDINGS, LTD.		)
acting by Matt Maddox		)
its duly authorised attorney		)
under a power of attorney dated 10 September 2004)			Matt Maddox
)
in the presence of:	Eva Lo	)

Name of Witness:	Eva Lo

Address of Witness:	Eva Lo
29/F Jardine House
Central
Hong Kong

Address:	First Floor
Millennium House
Victoria Road
Douglas
Isle of Man 1M2 4RW

Phone:	(44) 1624-616669

Fax:	(44) 1624-616667

Attention:	The Company Secretary

With a copy to:

Wynn Resorts, Limited

Address:	3131 Las Vegas Boulevard South
Las Vegas, Nevada 89109
USA

Phone:	(1) 702-770-2111

Fax:	(1) 702-770-1520

Attention:	General Counsel

The common seal of	)
WYNN RESORTS (MACAU), LIMITED	)
was affixed to this Deed	)	Matt Maddox
in the presence of:	)

Eva Lo

Eva Lo		Common Seal
29/F Jardine House
Central
Hong Kong

Address:	2503 Bank of America Tower
12 Harcourt Road
Central
Hong Kong

Phone:	(852) 2525-2141

Fax:	(852) 2810-4196

Attention:	General Counsel

With copy to:

Wynn Resorts, Limited

Address:	3131 Las Vegas Boulevard South
Las Vegas, Nevada 89109
USA

Phone:	(1) 702-770-2111

Fax:	(1) 702-770-1520

Attention:	General Counsel

The Security Agent

SOCIÉTÉ GÉNÉRALE, HONG KONG BRANCH

By:	David Gore	Sun Peng Lui

Address:	42/F Edinburgh Tower,
15 Queen’s Road Central,
Hong Kong

Telephone:	(852) 2166-5671/ (852) 2166-5430/ (852) 2166-5665

Fax:	(852) 2804-6215

Attention:	Sunny Lui/ Raymond Fung/ Sara Wong
Risk & Agency